Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2008 relating to the financial statements, which appears in Switch & Data Facilities Company, Inc’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

August 4, 2008